Exhibit 99.1

NEWS RELEASE
4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com
CR-25-08

THE GEO GROUP REPORTS FIRST QUARTER 2025 RESULTS

Boca Raton, Fla. – May 7, 2025 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of contracted support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the first quarter of 2025.

First Quarter 2025 Highlights

•	Total revenues of $604.6 million

•	Net Income of $19.6 million

•	Net Income Attributable to GEO of $0.14 per diluted share

•	Adjusted EBITDA of $99.8 million

For the first quarter 2025, we reported net income attributable to GEO of $19.6 million, or $0.14 per diluted share, compared to net income attributable to GEO of $22.7 million, or $0.14 per diluted share, for the first quarter 2024. We reported total revenues for the first quarter 2025 of $604.6 million compared to $605.7 million for the first quarter 2024. We reported first quarter 2025 Adjusted EBITDA of $99.8 million, compared to $117.6 million for the first quarter 2024.

Our first quarter of 2025 results reflect an increase of approximately $5 million in general and administrative expenses compared to the first quarter of 2024, which was partly the result of the previously announced reorganization of our management team in anticipation of future growth projects and related operational activity during 2025. Compared to the fourth quarter of 2024, our first quarter 2025 results also reflect approximately $6 million in higher payroll taxes, which are front loaded in the first quarter of each year.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with the progress we have made towards meeting our growth and capital allocation objectives. During the first quarter of 2025, we announced two important contract awards for the reactivation of two company-owned facilities totaling 2,800 beds and representing in excess of $130 million in annualized revenues. We believe we have an unprecedented opportunity to assist the federal government in meeting its expanded immigration enforcement priorities. We have taken several important steps to be prepared to meet that opportunity, including making a significant investment commitment of $70 million to strengthen our capabilities to deliver expanded detention capacity, secure transportation, and electronic monitoring services to ICE and the federal government. We also recently completed a reorganization of our senior management team to oversee the operational execution of this expected future growth activity.”

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

“As a result of these steps, our financial guidance for 2025 reflects a tale of two halves of the year. The first half of the year is expected to be impacted by higher overhead and operating expenses as well as increased capital expenditures to position our company for future growth, which is expected to begin to layer in during the second half of 2025 and normalize in 2026. We also remain focused on reducing our net debt, deleveraging our balance sheet, and positioning our company to explore opportunities to return capital to shareholders in the future. In 2025, we expect to reduce our total net debt by approximately $150 million to $175 million, bringing our total net debt to approximately $1.54 billion,” Zoley added.

Financial Guidance

Today, we updated our initial financial guidance for 2025. Consistent with our long-standing practice, our updated guidance does not include the impact of any new contract awards that have not been previously announced.

The first half of 2025 reflects higher overhead and operating expenses as well as higher capital expenditures to position our company for anticipated future revenue growth without corresponding revenues, with growth beginning to layer in during the second half of 2025.

For the full year 2025, we expect Net Income Attributable to GEO to be in a range of $0.77 to $0.89 per diluted share, on revenues of approximately $2.53 billion and based on an effective tax rate of approximately 27 percent, inclusive of known discrete items. We expect our full year 2025 Adjusted EBITDA to be between $465 million and $490 million.

For the second quarter of 2025, we expect Net Income Attributable to GEO to be in a range of $0.15 to $0.17 per diluted share, on quarterly revenues of $615 million to $625 million. We expect our second quarter 2025 Adjusted EBITDA to be between $110 million and $114 million.

While our guidance does not include an assumption for new contract awards that have not been previously announced, we anticipate several opportunities to materialize during the year with additional contracts awards expected to be announced during the second quarter of 2025. As we progress through the year and these growth opportunities materialize, we will continue to adjust our financial guidance accordingly.

We expect total Capital Expenditures for the full year 2025 to be between $120 million and $135 million, including the impact of the $70 million investment we announced in December of 2024 to strengthen our capabilities to deliver expanded detention capacity, secure transportation, and electronic monitoring services to ICE and the federal government.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Recent Developments

On February 27, 2025, we announced a 15-year contract with ICE to provide support services for the establishment of a federal immigration processing center at the company-owned, 1,000-bed Delaney Hall Facility in Newark, New Jersey. GEO’s support services include the exclusive use of the Delaney Hall Facility by ICE, along with security, maintenance, and food services, as well as access to recreational amenities, medical care, and legal counsel. The new support services contract is expected to generate in excess of $60 million in annualized revenues for GEO in the first full year of operations, with margins consistent with GEO’s company-owned Secure Services facilities.

On March 10, 2025, we announced a contract modification of the current intergovernmental service agreement for the GEO-owned, 1,328-bed Karnes ICE Processing Center in Karnes City, Texas to transition the Karnes ICE Processing Center from housing single adults to housing mixed populations. Subsequently, ICE decided to continue to house single adults at the Karnes ICE Processing Center based on an assessment of the agency’s current needs.

On March 20, 2025, we announced a contract with ICE for the immediate activation of a federal immigration processing center at the GEO-owned, 1,800-bed North Lake Facility in Baldwin, Michigan. GEO and ICE expect to finalize a multi-year contract for GEO to provide support services for ICE at the North Lake Facility that would be expected to generate in excess of $70 million in annualized revenues in the first full year of operations, with margins consistent with GEO’s company-owned Secure Services facilities. GEO’s support services are expected to include the exclusive use of the North Lake Facility by ICE, along with security, maintenance, and food services, as well as access to recreational amenities, medical care, and legal counsel.

Balance Sheet

At the end of the first quarter of 2025, our net debt totaled approximately $1.68 billion, and our net leverage was approximately 3.78 times Adjusted EBITDA. We ended the first quarter of 2025 with approximately $65 million in cash and cash equivalents and approximately $235 million in total available liquidity.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our first quarter 2025 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through May 14, 2025, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 7721870.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 98 facilities totaling approximately 77,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2025, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for second quarter and the full year of 2025, statements regarding GEO’s focus on reducing net debt, deleveraging its balance sheet, positioning itself to explore options to return capital to shareholders in the future, making investments to strengthen GEO’s capabilities and deliver expanded detention capacity, secure transportation, and electronic monitoring services, pursuing unprecedented future growth opportunities and significant operational activity, and the upside this could have on GEO’s future financial results and financial guidance, and GEO’s ability to scale up the delivery of diversified services to support the future needs of its government agency partners. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for second quarter and full year 2025 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses or potential acquisitions of assets or businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) any continuing impact of the COVID-19 global pandemic on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities; (9) fluctuations in GEO’s operating results, including as a result of contract activations, contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth opportunities and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

First quarter 2025 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	March 31, 2025	December 31, 2024
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$64,822	$76,896
Restricted cash and cash equivalents	3,657	2,785
Accounts receivable, less allowance for doubtful accounts	384,227	376,013
Prepaid expenses and other current assets	50,660	44,485

Total current assets	$503,366	$500,179
Restricted Cash and Investments	148,772	145,366
Property and Equipment, Net	1,900,525	1,899,690
Operating Lease Right-of-Use Assets, Net	90,476	95,327
Deferred Income Tax Assets	9,522	9,522
Intangible Assets, Net (including goodwill)	880,269	882,577
Other Non-Current Assets	99,535	99,419

Total Assets	$3,632,465	$3,632,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$65,047	$67,464
Accrued payroll and related taxes	85,731	68,044
Accrued expenses and other current liabilities	188,000	177,768
Operating lease liabilities, current portion	24,374	25,335
Current portion of finance lease obligations, and long-term debt	25,622	1,612

Total current liabilities	$388,774	$340,223
Deferred Income Tax Liabilities	78,198	78,198
Other Non-Current Liabilities	96,330	95,410
Operating Lease Liabilities	69,522	73,638
Long-Term Debt	1,658,093	1,711,197
Total Shareholders’ Equity	1,341,548	1,333,414

Total Liabilities and Shareholders’ Equity	$3,632,465	$3,632,080

*	All figures in ‘000s

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2025	Q1 2024
	(unaudited)	(unaudited)
Revenues	$604,647	$605,672
Operating expenses	453,778	441,675
Depreciation and amortization	32,136	31,365
General and administrative expenses	57,749	53,070

Operating income	60,984	79,562
Interest income	1,997	2,474
Interest expense	(42,441)	(51,295)
Loss on extinguishment of debt	—	(39)

Income before income taxes and equity in earnings of affiliates	20,540	30,702
Provision for income taxes	1,826	8,071
Equity in earnings of affiliates, net of income tax provision	828	28

Net income	19,542	22,659
Less: Net loss attributable to noncontrolling interests	16	9

Net income attributable to The GEO Group, Inc.	$19,558	$22,668

Weighted Average Common Shares Outstanding:
Basic	137,143	122,497
Diluted	140,915	130,987
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.14	$0.15

Diluted:
Net income per share — diluted	$0.14	$0.14

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q1 2025	Q1 2024
	(unaudited)	(unaudited)
Net Income	$19,542	$22,659
Add:
Income tax provision **	2,056	8,199
Interest expense, net of interest income ***	40,444	48,860
Depreciation and amortization	32,136	31,365

EBITDA	$94,178	$111,083

Add (Subtract):
Net loss attributable to noncontrolling interests	16	9
Stock based compensation expenses, pre-tax	6,488	5,656
Start-up expenses, pre-tax	—	492
Transaction fees,pre-tax	55	—
ATM equity program expenses, pre tax	—	264
Close-out expenses, pre-tax	—	488
Other non-cash revenue & expenses, pre-tax	(972)	(349)

Adjusted EBITDA	$99,765	$117,643

Net Income attributable to GEO	$19,558	$22,668
Add (Subtract):
Loss on extinguishment of debt, pre-tax	—	39
Start-up expenses, pre-tax	—	492
Transaction fees,pre-tax	55	—
ATM equity program expenses, pre tax	—	264
Close-out expenses, pre-tax	—	488
Tax effect of adjustment to net income attributable to GEO (1)	(14)	(323)

Adjusted Net Income	$19,599	$23,628

Weighted average common shares outstanding—Diluted	140,915	130,987

Adjusted Net Income per Diluted share	0.14	0.18

*	All figures in ‘000s.
**	Includes income tax provision on equity in earnings of affiliates.
***	Includes loss on extinguishment of debt.
(1)	Tax adjustment related to loss on extinguishment of debt, start-up expenses, transaction fees, ATM equity program expenses, and close-out expenses.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2025 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2025
Net Income Attributable to GEO	$108,000	to	$125,000
Net Interest Expense	161,000		162,500
Income Taxes (including income tax provision on equity in earnings of affiliates)	41,000		47,000
Depreciation and Amortization	136,000		136,500
Non-Cash Stock Based Compensation	23,000		23,000
Other Non-Cash	(4,000)		(4,000)

Adjusted EBITDA	$465,000	to	$490,000

Net Income Attributable to GEO Per Diluted Share	$0.77	to	$0.89
Weighted Average Common Shares Outstanding-Diluted	141,000	to	141,000
CAPEX
Growth	30,000	to	35,000
Technology	40,000		45,000
Facility Maintenance	50,000		55,000

Capital Expenditures	120,000	to	135,000

Total Debt, Net	$1,600,000		$1,525,000
Total Leverage, Net	3.4		3.2

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436